As filed with the Securities and Exchange Commission on June 23, 2020

Registration No.  333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

COHBAR, INC.

(Exact name of Registrant as specified in its charter)

Delaware	26-1299952
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1455 Adams Drive, Suite 2050

Menlo Park, CA 94025

(650) 446-7888

(Address, including zip code, of principal executive offices)

Amended and Restated 2011 Equity Incentive Plan

(Full title of the plan)

Steven Engle

Chief Executive Officer

CohBar, Inc.

1455 Adams Drive, Suite 2050

Menlo Park, CA 94025

(650) 446-7888

(Name and address, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Amanda Rose, Esq.

Chelsea Anderson, Esq.

Fenwick & West LLP

1191 Second Avenue, Floor 10

Seattle, WA 98101

(206) 389-4510

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share
— To be issued under the Amended and Restated 2011 Equity Incentive Plan	4,000,000(2)	$2.365	$9,460,000	$1,228

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.
(2)	Represents additional shares of common stock reserved for issuance under the Registrant’s Amended and Restated 2011 Equity Incentive Plan (the “2011 Plan”) resulting from stockholder approval of an amendment to the 2011 Plan on June 16, 2020.
(3)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $2.365, the average of high and low prices of the Registrant’s common stock on the Nasdaq Capital Market on June 18, 2020.

EXPLANATORY NOTE

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

CohBar, Inc. (the “Registrant”), is filing this Registration Statement on Form S-8 to register 4,000,000 additional shares of its common stock, $0.001 par value per share (“Common Stock”), for issuance under its Amended and Restated 2011 Equity Incentive Plan, as amended (the “Plan”). The Plan was originally adopted by the Registrant’s board of directors (the “Board”) on November 3, 2014, and approved by the Registrant’s stockholders on December 15, 2014. Amendments to increase the number of shares of Common Stock authorized under the Plan by 718,471 shares to 7,171,540 shares and by 2,828,460 shares to 10,000,000 shares were approved by the Board on April 11, 2017 and April 20, 2018, respectively, and approved by the Registrant’s stockholders on June 15, 2017 and June 19, 2018, respectively. A further amendment to increase the number of shares of Common Stock authorized under the Plan by 4,000,000 shares to a total of 14,000,000 shares was adopted by the Board on April 7, 2020 and was approved by the Registrant’s stockholders on June 16, 2020. A total of 6,453,069 shares of Common Stock issuable or reserved for issuance under the Plan were previously registered on the Registrant’s Form S-8 (No. 333-205412), which was filed with the Securities and Exchange Commission and declared effective on July 1, 2015 and a total of 3,546,931 shares of Common Stock issuable or reserved for issuance under the Plan were previously registered on the Registrant’s Form S-8 (No. 333-226434), which was filed with the Securities and Exchange Commission and declared effective on July 30, 2018, the contents of which are incorporated by reference herein. In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

(a)	The Registrant’s annual report on Form 10-K for the year ended December 31, 2019, as filed with the Commission on March 12, 2020, including information specifically incorporated into the Registrant’s Form 10-K from the Registrant’s definitive proxy statement on Schedule 14A, as filed with the Commission on April 29, 2020;

(b)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above; and

(c)	The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A filed with the SEC on December 13, 2017, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 8.	Exhibits.

The following exhibits are filed herewith:

Exhibit Number		Incorporated by Reference				Filed Herewith
	Exhibit Description	Form	File No.	Exhibit	Filing Date

3.1	Third Amended and Restated Certificate of Incorporation of the Registrant.	S-1	333-200033	3.2	12/16/2014

3.2	Certificate of Amendment to Third Amended and Restated Certificate of Incorporation of the Registrant.	8-K	000-38326	3.1	06/18/2020

3.2	Amended and Restated Bylaws of the Registrant.	S-1	333-200033	3.4	12/16/2014

5.1	Opinion of Fenwick & West LLP.					X

23.1	Consent of independent registered public accounting firm.					X

23.2	Consent of Fenwick & West LLP (contained in Exhibit 5.1).					X

24.1	Power of Attorney (included on the signature page to this Registration Statement).					X

99.1	Amended and Restated 2011 Equity Incentive Plan.	8-K	000-55334	10.1	01/08/2015

99.2	Form of Option Agreement.	S-1	333-200033	10.2	11/07/2014

99.3	First Amendment to Amended and Restated 2011 Equity Incentive Plan.	10-Q	000-55334	10.1	08/14/2017

99.4	Second Amendment to Amended and Restated 2011 Equity Incentive Plan.	S-8	333-226434	99.4	07/30/2018

99.5	Third Amendment to Amended and Restated 2011 Equity Incentive Plan.					X

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California, on this 23rd day of June, 2020.

COHBAR, INC.

By:	/s/ Jeffrey Biunno
Jeffrey Biunno
Principal Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Steven Engle and Jeffrey F. Biunno, and each of them, as his true and lawful attorney-in-fact and agent with full power of substitution, for him in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

Principal Executive Officer:

/s/ Steven Engle	Principal Executive Officer, Director	June 23, 2020
Steven Engle

Principal Financial Officer and
Principal Accounting Officer:

/s/ Jeffrey F. Biunno	Principal Financial Officer, Principal Accounting Officer	June 23, 2020
Jeffrey F. Biunno

/s/ Albion J. Fitzgerald	Chairman of the Board of Directors	June 23, 2020
Albion J. Fitzgerald

/s/ Jon Stern	Director	June 23, 2020
Jon Stern

/s/ Nir Barzilai	Director	June 23, 2020
Nir Barzilai

/s/ Pinchas Cohen	Director	June 23, 2020
Pinchas Cohen

/s/ Phyllis Gardner	Director	June 23, 2020
Phyllis Gardner

/s/ David Greenwood	Director	June 23, 2020
David Greenwood

/s/ Misha Petkevich	Director	June 23, 2020
Misha Petkevich